    As filed with the Securities and Exchange Commission on October 30, 1996

                                                      Registration No. 333-12535
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          AMERICAN ANNUITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                      DELAWARE                                              06-1356481
          (State or other jurisdiction of                                (I.R.S. Employer
           incorporation or organization)                             Identification Number)

                             250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     AMERICAN ANNUITY GROUP CAPITAL TRUST I
             (Exact name of Registrant as specified in its charter)

                      DELAWARE                                              31-6538556
          (State or other jurisdiction of                                (I.R.S. Employer
           incorporation or organization)                             Identification Number)

                             250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           AAG HOLDING COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                        OHIO                                                31-1475936
          (State or other jurisdiction of                                (I.R.S. Employer
           incorporation or organization)                             Identification Number)

                             250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

         with copies to:                   MARK F. MUETHING, ESQ.                  with copies to:
      Gary P. Kreider, Esq.            Senior Vice President, General          Timothy E. Hoberg, Esq.
   Keating, Muething & Klekamp,            Counsel and Secretary             Taft, Stettinius & Hollister
               P.L.L.
       1800 Provident Tower             American Annuity Group, Inc.            1800 Star Bank Center
      One East Fourth Street               250 East Fifth Street                  425 Walnut Street
      Cincinnati, Ohio 45202               Cincinnati, Ohio 45202               Cincinnati, Ohio 45202
          (513) 579-6411                       (513) 333-5515                       (513) 381-2838

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

    Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in this Registration Statement:

    Securities and Exchange Commission registration fee*......................   $ 29,742
    NYSE listing fee..........................................................     40,000
    Legal fees and expenses...................................................    135,000
    Accounting fees and expenses..............................................     40,000
    Printing and engraving expenses...........................................    115,000
    Trustee's fees and expenses...............................................     12,000
    Rating Agencies' fees.....................................................     95,000
    Blue Sky fees and expenses................................................     20,000
    Miscellaneous.............................................................     13,258
                                                                                 --------
         Total................................................................   $500,000
                                                                                 ========

---------
     *Actual; other expenses are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officer against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

     Article VII of American Annuity Group, Inc. ("AAG"), By-Laws provides for indemnification of directors and officers similar to that provided in Section 145 of DGCL.

     Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Ninth of the AAG Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     AAG also maintains directors' and officers' reimbursement and liability insurance and has entered into agreements with its directors and officers providing for indemnification in certain events.

     Ohio Revised Code, Section 1701.13(E), allows indemnification by AAG Holding Company, Inc. ("AAG Holding") to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of AAG Holding, by reason of the fact that he is or was a director, officer, employee or agent of AAG Holding, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of AAG Holding and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of AAG Holding, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to AAG Holding unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. AAG Holding's Regulations extends such indemnification.

     The Amended and Restated Declaration of Trust (the "Declaration") of American Annuity Group Capital Trust I (the "Trust") provides that no Property Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each, a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee or any affiliate thereof, or any employee or agent of the Trust or its affiliates (each an "AAG Holding Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates or to any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or AAG Holding Indemnified Person in good faith on behalf of the Trust and in a manner such Fiduciary Indemnified Person or AAG Holding Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or AAG Holding Indemnified Person by such declaration or by law, except that a Fiduciary Indemnified Person or AAG Holding Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or AAG Holding Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     The Declaration also provides that to the full extent permitted by law, AAG Holding shall indemnify any AAG Holding Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was an AAG Holding Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding in he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration also provides that to the full extent permitted by law, the Company shall indemnify any AAG Holding Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was an AAG Holding Indemnified Person against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such AAG Holding Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration further provides that expenses (including attorneys' fees) incurred by an AAG Holding Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by AAG Holding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such AAG Holding Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by AAG Holding as authorized in the Declaration.

     The directors and officers of AAG and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities including certain liabilities arising under the Securities Act of 1933 (the "Securities Act"), which might be insured by them in such capacities and against which they cannot be indemnified by AAG or the Trust. The Underwriting Agreement provides that the underwriters will indemnify AAG's or AAG Holding's directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act or with respect to information furnished to AAG, AAG Holding or the Trust by or on behalf of any such indemnifying party.

     The Declaration also provides that AAG Holding shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT                                  DESCRIPTION OF DOCUMENT
-------     ----------------------------------------------------------------------------------
   1.1*     Form of Underwriting Agreement for Preferred Securities
   4.1*     Form of Indenture
   4.2*     Certificate of Trust of American Annuity Group Capital Trust I
   4.3*     Amended and Restated Declaration of Trust of American Annuity Group Capital Trust
            I
   4.4*     Form of Preferred Securities Guarantee Agreement by American Annuity Group, Inc.
   4.5*     Form of Subordinated Debenture (contained in Exhibit 4.1)
   4.6*     Form of Preferred Security
   4.7*     Form of Common Security
   4.9*     Form of Subordinated Debt Guarantee by American Annuity Group, Inc. (contained in
            Exhibit 4.1)
  4.10*     Form of Common Securities Guarantee Agreement
   5.1*     Opinion of Keating, Muething & Klekamp, P.L.L.
   5.2*     Opinion of Morris, Nichols, Arsht & Tunnell
   8.1      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  23.1*     Consent of Ernst & Young.
  23.2*     Consent of Keating, Muething & Klekamp, P.L.L. (Contained on Exhibit 5.1).
  23.3*     Consent of Morris, Nichols, Arsht & Tunnel (Contained on Exhibit 5.2).
  23.4      Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (Contained in Exhibit 8.1).
    24*     Powers of Attorney (contained on the signature page).
  25.1*     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture
  25.2*     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of American
            Annuity Group Capital Trust I
  25.3*     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee of the Trust Preferred Securities
            Guarantee for the benefit of the holders of Preferred Securities of American
            Annuity Group Capital Trust I


---------

 * Previously filed

ITEM 17. UNDERTAKINGS.

     (a) American Annuity Group, Inc. hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrants hereby undertake that

          (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and


          (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 29th day of October, 1996.


                                            AMERICAN ANNUITY GROUP, INC.

                                                CARL H. LINDNER
                                            By:
                                                --------------------------
                                              Carl H. Lindner
                                              Chairman of the Board and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               CAPACITY                        DATE
------------------------------------   ------------------------------------   ------------------
                 *                     Chairman of the Board of Directors     October   , 1996
------------------------------------   (Principal Executive Officer)
          Carl H. Lindner


                 *                     Director                               October   , 1996
------------------------------------
          S. Craig Lindner
                 *                     Director                               October   , 1996
------------------------------------
          Robert A. Adams
                 *                     Director                               October   , 1996
------------------------------------
         A. Leon Fergenson
                 *                     Director                               October   , 1996
------------------------------------
          Ronald G. Joseph
                 *                     Director                               October   , 1996
------------------------------------
        John T. Lawrence III
                 *                     Director                               October   , 1996
------------------------------------
         William R. Martin
                 *                     Director                               October   , 1996
------------------------------------
          Ronald F. Walker
                 *                     Senior Vice President, Treasurer and   October   , 1996
------------------------------------   Chief Financial Officer (Principal
          William J. Maney             Financial Officer and Principal
                                       Accounting Officer)
    *By:        MARK F. MUETHING                                              October 29, 1996
------------------------------------
          Mark F. Muething
          Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 29th day of October, 1996.


                                            AAG HOLDING COMPANY, INC.

                                            By: CARL H. LINDNER

                                              ----------------------------------
                                              Carl H. Lindner
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                               CAPACITY                        DATE
------------------------------------   ------------------------------------   ------------------
                 *                     Director                               October   , 1996
------------------------------------
          CARL H. LINDNER
                 *                     Director                               October   , 1996
------------------------------------
          S. CRAIG LINDNER
                 *                     Director                               October   , 1996
------------------------------------
          ROBERT A. ADAMS
                 *                     Senior Vice President, Chief           October   , 1996
------------------------------------   Financial Officer and Treasurer
          WILLIAM J. MANEY             (Principal Financial Officer and
                                       Principal Accounting Officer)
       *By: MARK F. MUETHING                                                  October 29, 1996
------------------------------------
          MARK F. MUETHING
          Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, American Annuity Group Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 29th day of October, 1996.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                      AMERICAN ANNUITY GROUP CAPITAL TRUST I

                                      By:          MARK F. MUETHING *

                                         ---------------------------------------
                                              MARK F. MUETHING, as Trustee

                                      By:                  *

                                         ---------------------------------------
                                           CHRISTOPHER P. MILIANO, as Trustee

                                      *By:            MARK F. MUETHING

                                         ---------------------------------------
                                                    MARK F. MUETHING
                                                    Attorney-in-Fact